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                                 AMENDED AND RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                                  GETTY IMAGES, INC.

         ------------------------------------------------------------

         GETTY IMAGES, INC., a Delaware Corporation, hereby certifies as follows:

         1. The name of the Corporation is Getty Images, Inc. (the "CORPORATION"). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 4, 1997 under the name Getty Communications (USA), Inc. Such certificate was amended on October 6, 1997 to change the name of the Corporation to Getty Images, Inc.

         2. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation. Pursuant to and in accordance with the provisions of Section 228 of the DGCL, the unanimous written consent of the stockholder of the Corporation to this Amended and Restated Certificate of Incorporation has been given in lieu of a vote of the stockholders at a meeting.

         3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:


                                      ARTICLE I

                                         NAME

         SECTION 1.01. NAME. The name of the corporation is Getty Images, Inc. (the "CORPORATION").

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                                      ARTICLE II

                        REGISTERED OFFICE AND REGISTERED AGENT

         SECTION 2.01. OFFICE AND AGENT. The address of the registered office of the Corporation in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                     ARTICLE III

                                  CORPORATE PURPOSE

         SECTION 3.01. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").


                                      ARTICLE IV

                                    CAPITALIZATION

         SECTION 4.01. AUTHORIZED CAPITAL. SHARES. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 55,000,000 shares, of which (i) 50,000,000 shares shall be common stock, par value $0.01 per share ("COMMON STOCK"), and (ii) 5,000,000 shares shall be preferred stock, par value $0.01 per share ("PREFERRED STOCK").

         SECTION 4.02. COMMON STOCK. (a) VOTING RIGHTS. Each holder of Common Stock shall have one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

         (b) DIVIDENDS AND DISTRIBUTIONS. Subject to Section 170 of the DGCL and to any rights of holders of any class or series of Preferred Stock, when, as and if dividends or distributions are declared by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") on outstanding shares of Common Stock, whether payable in cash, in property or in securities of the Corporation, each holder of outstanding shares of Common Stock shall be entitled to share ratably in such dividends and distributions in proportion to the number of shares of Common Stock held by such holder.

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         (c)  LIQUIDATION.  Subject to any rights of holders of any class or series of Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision of the debts or liabilities of the Corporation, each holder of outstanding shares of Common Stock shall be entitled to share ratably in the assets of the Corporation to be distributed among the holders of shares of Common Stock in proportion to the number of shares of Common Stock held by such holder.

         (d) NO PREEMPTIVE RIGHTS. The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

         SECTION 4.03. PREFERRED STOCK. Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the affirmative vote of a majority of the entire Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, including the dividend rate, redemption price and liquidation preference, and may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock, or any debt securities, of the Corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in this Amended and Restated Certificate of Incorporation or in any amendment hereto or in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the affirmative vote of a majority of the entire Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the DGCL. The authority of the Board of Directors with respect to each series shall also include, but not be limited to, the determination of restrictions, if any, on the issue or reissue of any additional shares of Preferred Stock.


                                      ARTICLE V

                               MEETINGS OF SHAREHOLDERS

         SECTION 5.01 SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called by a Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, the Secretary of the Corporation at the request in writing of at least two-thirds of the entire Board of Directors or the recordholders of at least a majority of the outstanding shares of Common Stock. The special meeting will be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Such notice

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shall state the purpose or purposes of the proposed meeting and no business may be transacted at any special meeting of stockholders other than such business as may be designated in the notice calling such meeting. Unless otherwise prescribed by statute, special meetings may not be called by any other persons or persons.

         SECTION 5.02 NO ACTION WITHOUT MEETING. No action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing to the taking of any action without a meeting is specifically denied.


                                      ARTICLE VI

                              COMPROMISE OR ARRANGEMENT

         SECTION 6.01. COMPROMISE OR ARRANGEMENT. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or the members of the class of creditors, and/or on all the stockholders or the members of the class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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                                     ARTICLE VII

                                   INDEMNIFICATION

         SECTION 7.01. INDEMNIFICATION. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law.

         (b) PROCEEDINGS INITIATED BY ANY PERSON. Notwithstanding anything to the contrary contained in Subsection 7.01(a) of this Article VII, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.

         (c) ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by a director or an officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent authorized or permitted by law.

         (d) RIGHTS NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (e) INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

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         (f)  DEFINITION OF "CORPORATION".  For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (g) CERTAIN OTHER DEFINITIONS. For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

         (h) CONTINUATION OF RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (i)  REPEAL OR MODIFICATION.  Any repeal or modification of this
Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.


                                     ARTICLE VIII

                                      DIRECTORS

         SECTION 8.01. GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Amended and Restated Certificate of Incorporation or by the bylaws of the Corporation (the "BYLAWS").

         SECTION 8.02. NUMBER, CLASSES AND TERM OF OFFICE. (a) The Board of Directors of the Corporation shall consist of ten (10) directors, or any number of directors as

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the Board of Directors may fix by the vote of a majority of the entire Board of
Directors. The directors shall be divided into three classes, designated Class I (initially four directors), Class II (initially three directors) and Class
III (initially three directors). The term of the initial Class I directors shall terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders, beginning with the 1998 annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term by a plurality of the votes. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The term of a director elected by stockholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class for which the new directorship is created or in which the vacancy occurred. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors, howsoever resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Directors need not be stockholders of the Company.

         (b) Election of directors of the Corporation need not be by written ballot, except and to the extent provided by the Bylaws.

         SECTION 8.03. REMOVAL. Any or all of the directors may be removed only for due cause by vote of the record holders of a majority of the holders of stock entitled to vote thereon at a meeting of the stockholders; PROVIDED, HOWEVER, that no such removal can be made at such meeting unless the notice thereof specifies such removal and the reasons therefor as one of the matters that shall be considered at such meeting.

         SECTION 8.04. DIRECTOR LIABILITY. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

         (b) If the DGCL is amended hereafter to authorize the further elimination or

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limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board of Directors or the stockholders of the Corporation.

         (c) Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.


                                      ARTICLE IX

                                      AMENDMENT

         SECTION 9.01. AMENDMENTS. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, repeal, or adopt any provision inconsistent with, Article V,
Article VI, Article VII, VIII or this Article IX of this Amended and
Restated Certificate of Incorporation.



         IN WITNESS WHEREOF, the undersigned hereby declares and certifies that the facts herein stated are true and correct, and accordingly have hereunto set my hand this __ day of January, 1998.


                                       ______________________________
                                       Mark Getty
                                       President

ATTEST:


________________________________
Nick Evans-Lombe
Secretary